UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

SMF Energy Corporation (the “Company”) recently brought two legal actions against various members of the Harkrider family arising out of the Company’s October 1, 2005 purchase of H & W Petroleum Company, Inc. (“H & W”) from the Harkrider family.  One action was commenced by a Demand for Arbitration to the American Arbitration Association in Broward County, Florida, on May 26, 2009, seeking damages for breaches of, and indemnification under, the October 1, 2005 Stock Purchase Agreement between various Harkrider family members and the Company, and other related claims. Also on May 26, 2009, the Company filed a second action in the District Court in Harris County, Texas, Civil Action No. 2009-32909, seeking damages and declaratory relief for various breaches of the lease relating to H & W's facility in Houston, Texas by the landlord, the Harkrider Family Partnership, and other related claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2009	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive
Officer and President